Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

Symon Holdings Corporation

Plano, Texas

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 28, 2013, relating to the consolidated financial statements of Symon Holdings Corporation, appearing in the Registration Statement on Form S-1 (No. 333-188413) filed by RMG Networks Holding Corporation, which is incorporated by reference in the Form 8-K/A filed on July 3, 2013.

/s/ BDO USA, LLP

BDO USA, LLP

Dallas, Texas

August 9, 2013